EXHIBIT 4.1

                 ==============================================

                          CREDIT AND SECURITY AGREEMENT

                                  BY AND AMONG

               THE LEATHER FACTORY, INC., A DELAWARE CORPORATION,
                 THE LEATHER FACTORY, INC., A TEXAS CORPORATION,
               THE LEATHER FACTORY, INC., AN ARIZONA CORPORATION,
                     ROBERTS, CUSHMAN & COMPANY, INC., AND
                     HI-LINE LEATHER & MANUFACTURING COMPANY

                                       AND

                        WELLS FARGO BUSINESS CREDIT, INC.

                         Dated as of: November 22, 1999



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



Table of Contents


                                                 Table of Contents

ARTICLE I  Definitions..................................................................................................1
    Section 1.1 Definitions.............................................................................................1
    Section 1.2 Cross References.......................................................................................10

ARTICLE II  Amount and Terms of the Credit Facility....................................................................10
    Section 2.1 Revolving Advances.....................................................................................10
    Section 2.2 Procedures for Borrowing...............................................................................10
    Section 2.3 Letters of Credit......................................................................................11
    Section 2.4 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement..........................11
    Section 2.5 Special Account........................................................................................12
    Section 2.6 Obligations Absolute...................................................................................12
    Section 2.7 Term Advance...........................................................................................13
    Section 2.8 Payment of Term Note...................................................................................13
    Section 2.9 Interest; Minimum Interest Charge; Default Interest; Participations; Usury.............................13
    Section 2.10 Fees..................................................................................................14
    Section 2.11 Computation of Interest and Fees; When Interest Due and Payable.......................................15
    Section 2.13 Termination of Credit Facility; Automatic Renewal.....................................................17
    Section 2.14 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by Borrowers..17
    Section 2.15 Terminationand Line Reduction Fees; Waiver of Terminationand Line Reduction Fees......................17
    Section 2.16 Mandatory Prepayment..................................................................................18
    Section 2.17 Payment...............................................................................................18
    Section 2.18 Payment on Non-Banking Days...........................................................................18
    Section 2.19 Use of Proceeds.......................................................................................18
    Section 2.20 Liability Records.....................................................................................18

ARTICLE III  Security Interest; Occupancy; Setoff......................................................................19
    Section 3.1 Grant of Security Interest.............................................................................19
    Section 3.2 Notification of Account Debtors and Other Obligors.....................................................19
    Section 3.3 Assignment of Insurance................................................................................19
    Section 3.4 Occupancy..............................................................................................19
    Section 3.5 License................................................................................................20
    Section 3.6 Financing Statement....................................................................................20
    Section 3.7 Setoff.................................................................................................20
    Section 3.8 Accommodation Party Defenses Waived....................................................................20

ARTICLE IV  Conditions of Lending......................................................................................21
    Section 4.1 Conditions Precedent to the Initial Revolving and Term Advances and the Initial Letter of Credit.......21
    Section 4.2 Conditions Precedent to All Advances and Letters of Credit.............................................23



ARTICLE V  Representations and Warranties..............................................................................24
    Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations;
    Tax Identification Number..........................................................................................24
    Section 5.2 Capitalization.........................................................................................24
    Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements........................................24
    Section 5.4 Legal Agreements.......................................................................................25
    Section 5.5 Subsidiaries...........................................................................................25
    Section 5.6 Financial Condition; No Adverse Change.................................................................25
    Section 5.7 Litigation.............................................................................................25
    Section 5.8 Regulation U...........................................................................................25
    Section 5.9 Taxes..................................................................................................25
    Section 5.10 Titles and Liens......................................................................................26
    Section 5.11 Year 2000.............................................................................................26
    Section 5.12 Intellectual Property Rights..........................................................................26
    Section 5.13 Plans.................................................................................................26
    Section 5.14 Default...............................................................................................27
    Section 5.15 Environmental Matters.................................................................................27
    Section 5.16 Submissions to Lender.................................................................................28
    Section 5.17 Financing Statements..................................................................................28
    Section 5.18 Rights to Payment.....................................................................................28
    Section 5.19 Financial Solvency....................................................................................28

ARTICLE VI  Borrowers' Affirmative Covenants...........................................................................29
    Section 6.1 Reporting Requirements.................................................................................29
    Section 6.2 Books and Records; Inspection and Examination..........................................................32
    Section 6.3 Account Verification...................................................................................32
    Section 6.4 Compliance with Laws...................................................................................32
    Section 6.5 Payment of Taxes and Other Claims......................................................................33
    Section 6.6 Maintenance of Properties..............................................................................33
    Section 6.7 Insurance..............................................................................................33
    Section 6.8 Preservation of Existence..............................................................................34
    Section 6.9 Delivery of Instruments, etc...........................................................................34
    Section 6.10 Lockbox; Collateral Accounts..........................................................................34
    Section 6.11 Performance by the Lender.............................................................................35
    Section 6.12 Minimum Debt Service Coverage Ratio...................................................................36
    Section 6.13 Minimum Book Net Worth................................................................................36
    Section 6.14 Minimum Net Income....................................................................................37
    Section 6.15 New Covenants.........................................................................................37

ARTICLE VII  Negative Covenants........................................................................................37
    Section 7.1 Liens..................................................................................................37
    Section 7.2 Indebtedness...........................................................................................38

                                      -ii-


    Section 7.3 Guaranties.............................................................................................38
    Section 7.4 Investments and Subsidiaries...........................................................................38
    Section 7.5 Dividends..............................................................................................39
    Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations..........................................39
    Section 7.7 Intellectual Property..................................................................................39
    Section 7.8 Consolidation and Merger; Asset Acquisitions...........................................................39
    Section 7.9 Sale and Leaseback.....................................................................................40
    Section 7.10 Restrictions on Nature of Business....................................................................40
    Section 7.11 Capital Expenditures..................................................................................40
    Section 7.12 Accounting............................................................................................40
    Section 7.13 Discounts, etc........................................................................................40
    Section 7.14 Defined Benefit Pension Plans.........................................................................40
    Section 7.15 Other Defaults........................................................................................40
    Section 7.16 Place of Business; Name...............................................................................40
    Section 7.17 Organizational Documents..............................................................................41
    Section 7.18 Salaries..............................................................................................41

ARTICLE VIII  Events of Default, Rights and Remedies...................................................................41
    Section 8.1 Events of Default......................................................................................41
    Section 8.2 Rights and Remedies....................................................................................43
    Section 8.3 Certain Notices........................................................................................44

ARTICLE IX  Miscellaneous..............................................................................................44
    Section 9.1 No Waiver; Cumulative Remedies.........................................................................44
    Section 9.2 Amendments, Etc........................................................................................44
    Section 9.3 Addresses for Notices, Etc.............................................................................45
    Section 9.4 Further Documents......................................................................................45
    Section 9.5 Collateral.............................................................................................46
    Section 9.6 Costs and Expenses.....................................................................................46
    Section 9.7 Indemnity..............................................................................................46
    Section 9.8 Participants...........................................................................................47
    Section 9.9 Execution in Counterparts..............................................................................47
    Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information................................47
    Section 9.11 Severability of Provisions............................................................................48
    Section 9.12 Headings..............................................................................................48
    Section 9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial..............................................48



                          CREDIT AND SECURITY AGREEMENT

                          Dated as of November 22, 1999

     The Leather Factory, Inc., a Delaware corporation ("TLF Delaware"), The Leather Factory, Inc., a Texas corporation ("TLF Texas"), The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation ("RCC"), and Hi-Line Leather & Manufacturing Company, a California corporation (collectively, the "Borrowers" and each "Borrower"), and Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

     "Accounts" means as to any Person, all of that Person's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to that Person arising out of the sale or lease of goods or rendition of services by that Person on an open account or deferred payment basis.

     "Advance" means a Revolving Advance or a Term Advance.

     "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement"  means  this  Credit  and  Security   Agreement,   as  amended,
supplemented or restated from time to time.

     "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

     "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Dallas, Texas or Minneapolis, Minnesota.

     "Book  Net  Worth"  means  the   aggregate  of  the  common  and  preferred
stockholders' equity in the Borrower, determined in accordance with GAAP and on a consolidated basis.

     "Borrowing Base" means, at any time the lesser of:

     (a)  the Maximum Line; or

     (b) subject to change from time to time in the Lender's sole discretion, the sum of:

          (i)  85% of Eligible Accounts, plus

          (ii) the lesser of (A) the Eligible Inventory Advance Rate times Eligible Inventory or (B) the Eligible Inventory Cap.

     "Capital Expenditures", as to any Person, means any expenditure of money for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

     "Collateral" means all of the Borrowers' Equipment, General Intangibles, Inventory, Receivables, Investment Property, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (vi) all sums on deposit in the Special Account.

     "Collateral   Account"  means  account  subject  to  a  Collateral  Account
Agreement.

     "Collateral   Account  Agreement"  means  one  of  the  Collateral  Account
Agreements of even date herewith by and among the Borrowers, a collateral account agent and the Lender.

     "Commitment" means the Lender's commitment to make Advances and to cause the Issuer to issue Letters of Credit to or for the Borrowers' account pursuant to Article II.

     "Copyright Security Agreement" means the Copyright Security Agreement by the Borrowers in favor of the Lender of even date herewith.

     "Credit Facility" means the credit facility being made available to the Borrowers by the Lender pursuant to Article II.

     "Current Maturities of Long Term Debt" as of a given date means the amount of the Borrowers' long-term debt and capitalized leases on a consolidated basis which became due during the year-to-date period ending on the designated date.

     "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person on a consolidated basis as of the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

     "Debt Service Coverage Ratio" means the ratio of (i) the sum of (A) Net Income, (B) depreciation and amortization minus (C) Capital Expenditures to (ii) the sum of (A) Current Maturities of Long Term Debt each determined on a consolidated basis in accordance with GAAP.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

     "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Parent Borrower in writing that such Default or Event of Default has been cured or waived.

     "Default Rate" means, with respect to the Revolving Advances, an annual rate equal to three percent (3%) over the Revolving Floating Rate, which rate shall change when and as the Revolving Floating Rate changes and with respect to the Term Advances, an annual rate equal to three percent (3%) over the Term Floating Rate, which rate shall change when and as the Term Floating Rate changes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Eligible Accounts" means all unpaid Accounts owed to an Eligible Borrower, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

          (i) That portion of Accounts unpaid 90 days or more after the invoice date;

          (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

          (iii)That portion of Accounts not yet earned by the final delivery of goods or rendition of services by the applicable Eligible Borrower to the customer;

          (iv) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrowers have provided evidence satisfactory to the Lender that
     (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

          (v) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its sole discretion, (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion (the Lender has approved of the policy in effect as of the date of this Agreement);

          (vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

          (vii)Accounts owed by a shareholder, Subsidiary, Affiliate, officer or employee of any Borrower;

          (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;


          (ix) That portion of Accounts that has been restructured, extended, amended or modified;

          (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

          (xi) Accounts owed by an account debtor, regardless of whether otherwise eligible, if 15% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above; and

          (xii) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

     "Eligible Borrower" means TLF Texas or RCC and "Eligible Borrowers" means TLF Texas and RCC.

     "Eligible Inventory" means all Inventory of TLF Texas and RCC consisting of raw materials and finished goods, valued at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

          (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from or to any Person or subject to any bailment;

          (ii) Supplies, packaging or maintenance parts;

          (iii)  Sample  Inventory  owned  by TLF  Texas;

          (iv) Work-in-process Inventory;

          (v) Inventory that is damaged, obsolete, slow moving or not currently saleable in the normal course of the applicable Eligible Borrower's operations;

          (vi) Inventory that the applicable Eligible Borrower has returned, has attempted to return, is in the process of returning or intends to return to the vendor thereof;

          (vii) Inventory that is perishable or live;

          (viii) Inventory manufactured by the applicable Eligible Borrower pursuant to a license unless the applicable licensor has agreed in a writing acceptable to the Lender in its sole discretion to permit the Lender to exercise its rights and remedies against such Inventory;

          (ix) Inventory that is subject to a security interest in favor of any Person other than the Lender; and

          (x) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

     "Eligible Inventory Advance Rate" and "Eligible Inventory Cap" mean during each period set forth below the percentage and the dollar amount, respectively,
set   forth   next   to   such   period:



------------------------------------- ------------------------------ ----------------------------------
               Period                       Eligible Inventory             Eligible Inventory Cap
------------------------------------- ------------------------------ ----------------------------------
                                              Advance Rate
------------------------------------- ------------------------------ ----------------------------------

Funding Date - 1/31/2000                             55%                            $5,000,000
------------------------------------- ------------------------------ ----------------------------------

2/1/2000 - 4/30/2000                                 65%                            $5,300,000
------------------------------------- ------------------------------ ----------------------------------

5/1/2000 - 8/31/2000                                 60%                            $5,300,000
------------------------------------- ------------------------------ ----------------------------------

9/1/2000 - 9/30/2000                                 55%                            $4,500,000
------------------------------------- ------------------------------ ----------------------------------

10/1/2000 - 10/31/2000                               54%                            $4,500,000
------------------------------------- ------------------------------ ----------------------------------

11/1/2000 - 11/30/2000                               53%                            $4,500,000
------------------------------------- ------------------------------ ----------------------------------

12/1/2000 - 12/31/2000                               52%                            $4,500,000
------------------------------------- ------------------------------ ----------------------------------

1/1/2000 - 1/31/2001                                 51%                            $4,500,000
------------------------------------- ------------------------------ ----------------------------------

2/1/2001 and thereafter                              50%                            $4,500,000
------------------------------------- ------------------------------ ----------------------------------



     "Environmental Laws" has the meaning specified in Section 5.15.

     "Equipment" means, as to any Person, all of that Person's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrowers.

     "Event of Default" has the meaning specified in Section 8.1.

     "Funding Date" has the meaning given in Section 2.1.

     "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

     "General Intangibles" means, as to any Person, all of that Person's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, service marks, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use each Borrower's name, and the goodwill of each Borrower's business.

     "Guarantors" means the Individual Guarantors, TLF Canada and any other Person guaranteeing payment of any of the Obligations.

     "Hazardous Substance" has the meaning given in Section 5.15.

     "Individual Guarantors" means Wray Thompson, Sr., Ronald C. Morgan and Robin L. Morgan.

     "Inventory" means, as to any Person, all of that Person's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

     "Investment Property" means, as to any Person, all of that Person's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

     "Issuer" means the issuer of any Letter of Credit.

     "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

     "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

     "Letter of Credit" has the meaning specified in Section 2.3.

     "Loan  Documents"  means  this  Agreement,   the  Notes  and  the  Security
Documents.

     "Lockbox" has the meaning given in Section 6.10(a).

     "Maturity Date" has the meaning given in Section 2.13.

     "Maximum Line" means $8,500,000,  unless said amount is reduced pursuant to
Section 2.14, in which event it means such lower amount.

     "Minimum Interest Charge" has the meaning given in Section 2.9(c).

     "Net Income" means fiscal year-to-date after-tax net income from continuing operations as determined in accordance with GAAP.

     "Note" means the Revolving Note or the Term Note, and "Notes" means the Revolving Note and the Term Note.

     "Obligations" means the Notes and each and every other debt, liability and obligation of every type and description which any Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of such Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement and all indebtedness of the Borrowers arising under this Agreement, the Notes, any L/C Application completed by any Borrower, or any other loan or credit agreement or guaranty between any Borrower and the Lender, whether now in effect or hereafter entered into.

     "Obligation of Reimbursement" has the meaning given in Section 2.4(a).

     "Original Maturity Date" means November 30, 2002.

     "Parent Borrower" means TLF Delaware.

     "Permitted Lien" has the meaning given in Section 7.1

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan or other plan maintained for any Borrower's employees and covered by Title IV of ERISA.

     "Premises" means all premises where the Borrowers conduct their business or have any rights of possession, including (without limitation) the premises legally described in Exhibit D attached hereto.

     "Prime Rate" means the rate publicly announced from time to time by Wells Fargo Bank, N.A. as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

     "Receivables" means each and every right of each Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by such Borrower or by some other person who subsequently transfers such person's interest to such Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which such Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

     "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

     "Revolving Advance" has the meaning given in Section 2.1.

     "Revolving Floating Rate" means an annual rate equal to the sum of the Prime Rate plus one half of one percent (0.5%), which annual rate shall change when and as the Prime Rate changes.

     "Revolving Note" means the Borrowers' revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

     "Security Documents" means this Agreement, the Collateral Account Agreements, the Copyright Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

     "Security Interest" has the meaning given in Section 3.1.

     "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.5.

     "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by any Borrower, by any Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "TLF Canada" means The Leather Factory of Canada Ltd., a Manitoba corporation.

     "Term Advance" has the meaning specified in Section 2.7.

     "Term Floating Rate" means an annual rate equal to the sum of the Prime Rate plus one half of one percent (0.5%), which annual rate shall change when and as the Prime Rate changes.

     "Term Note" means the Borrowers' promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

     "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 8.2.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

     Section 1.2 Cross References. All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                     Amount and Terms of the Credit Facility

     Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrowers from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to the extent it exceeds Availability. The Borrowers' obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to Section 2.14 and reborrow.

     Section 2.2 Procedures for Borrowing. The Borrowers agree to comply with the following procedures in requesting Revolving Advances under Section 2.1:

          (a) The Parent Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Dallas, Texas time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Parent Borrower; or (ii) any person designated as the Parent Borrower's agent by any officer of the Parent Borrower in a writing delivered to the Lender; or
     (iii) any person whom the Lender reasonably believes to be an officer of the Parent Borrower or such a designated agent.

          (b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Parent Borrower's demand deposit account maintained with Wells Fargo Bank Texas N.A. unless the Lender and the Parent Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Parent Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

     Section 2.3 Letters of Credit.

          (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrowers' account. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued, would exceed the lesser of:

          (i)  $500,000 less the L/C Amount, or

          (ii) Availability.

     Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the applicable Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

          (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

          (c) Any request to cause an Issuer to issue a Letter of Credit under this Section 2.3 shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

     Section 2.4 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrowers acknowledge that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrowers agree to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

          (a) The Borrowers shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrowers' obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

          (b) Whenever a draft is submitted under a Letter of Credit, the Lender shall make a Revolving Advance in the amount of the Obligation of Reimbursement and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

          (c) If a draft is submitted under a Letter of Credit when the Borrowers are unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrowers shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrowers' inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

          (d) The Borrowers' obligation to pay any Revolving Advance made under this Section 2.4, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.9.

     Section 2.5 Special Account. If the Credit Facility is terminated for any reason whatsoever while any Letter of Credit is outstanding, the Borrowers shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Obligations in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrowers so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Parent Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

     Section 2.6 Obligations Absolute.  The Borrowers' obligations arising under
Section 2.4 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.4, under all circumstances whatsoever, including (without limitation) the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

          (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

          (c) the existence of any claim, setoff, defense or other right which any Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

          (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

          (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Section 2.7 Term Advance. The Lender agrees, on the terms and subject to the conditions herein set forth, to make a single advance to the Borrowers on the Funding Date in an amount equal to the lesser of $150,000 (the "Term Advance"). The Borrowers' obligation to pay the Term Advances shall be evidenced by the Term Note and shall be secured by the Collateral as provided in Article
III. The Lender shall deposit the proceeds of the Term Advance by crediting the same to the Borrowers' demand deposit account specified in Section 2.1(b) unless the Lender and the Parent Borrower shall agree in writing to another manner of disbursement.

     Section 2.8 Payment of Term Note. The outstanding principal balance of the Term Note shall be due and payable as follows:

          (a) In equal monthly installments of $30,000, beginning on January 1, 2000 and on the first day of each month thereafter; and

          (b) On May 1, 2000, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

     Section  2.9  Interest;   Minimum   Interest  Charge;   Default   Interest;
Participations; Usury. Interest accruing on the Notes shall be due and payable in arrears on the first day of each month.

          (a) Revolving Note. Except as set forth in Sections 2.9(d) or 2.9(f), the outstanding principal balance of the Revolving Note shall bear interest at the Revolving Floating Rate.

          (b) Term Note. Except as set forth in Sections 2.9(d) and 2.9(f), the outstanding principal balance of the Term Note shall bear interest at the Term Floating Rate.

          (c) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Section 2.9(a), the Borrowers shall pay to the Lender interest of not less than $10,000 per calendar month and any part thereof (the "Minimum Interest Charge") during the term of this Agreement, and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Section 2.9(a) on the date and in the manner provided in Section 2.11.

          (d) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

          (e) Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.9, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Revolving Floating Rate or the Term Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

          (f) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

     Section 2.10 Fees.

          (a) Origination Fee. The Borrowers shall pay to the Lender a fully earned and non-refundable origination fee of $25,000, due and payable upon the execution of this Agreement. The Lender acknowledges receipt of $30,000 toward payment of this fee and the fees, costs and expenses described in Sections 2.10(f) and 9.6.

          (b) Unused Line Fee. For the purposes of this Section 2.10(b), "Unused Amount" means the Maximum Line reduced by (1) outstanding Revolving Advances and (2) the L/C Amount. The Borrowers shall pay to the Lender an unused line fee at the rate of one half of one percent (0.5%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

          (c) Administrative Fees. The Borrowers shall pay to the Lender an administrative fee of $2,000 per month and any part thereof until the number of Receivables agings is reduced to fifteen (15) and a fee of $1,500 per month and any part thereof until the number of Receivables agings is reduced to three (3). Such fee shall be due and payable monthly in arrears on the first day of the month and on the Termination Date.

          (d) Letter of Credit Fees. The Borrowers shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two percent (2%) of the aggregate amount that may then be drawn on all issued and outstanding Letters of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to five percent (5%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

          (e) Letter of Credit Administrative Fees. The Borrowers shall pay to the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

          (f) Audit Fees. The Borrowers shall pay to the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrowers' operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $600 per day per auditor), together with all reasonable out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

     Section 2.11 Computation of Interest and Fees; When Interest Due and Payable. Fees hereunder and interest accruing on the outstanding principal balance of the Advances and the Obligation of Reimbursement outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

     Section 2.12 Capital Adequacy; Increased Costs and Reduced Return.

          (a) Capital Adequacy. If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrowers to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.12(a):

          (i) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

          (ii) "L/C Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules imposing taxes, duties or other similar charges, or mandating reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

          (iii) "Related Lender" includes (but is not limited to) the Lender, the Issuer, any parent corporation of the Lender or the Issuer and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

          (iv) "Return", for any period, means the return as determined by a Related Lender on the Advances and Letters of Credit based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Letter of Credit and amounts received or receivable under this Agreement or the Notes with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

          (v) "Rule Change" means any change in any Capital Adequacy Rule or L/C Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

The Lender will promptly notify the Parent Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lender to compensation pursuant to this Section 2.12. Certificates of any Related Lender sent to the Parent Borrower from time to time claiming compensation under this
Section 2.12, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

     Section 2.13 Termination of Credit Facility; Automatic Renewal. Unless terminated by the Lender during a Default Period or by the Parent Borrower pursuant to Section 2.14, the Credit Facility shall remain in effect until the Original Maturity Date and, thereafter, shall automatically renew for successive one year periods (the Original Maturity Date and each anniversary date thereof which is at the end of any year for which the Credit Facility has been automatically renewed, is herein referred to as a "Maturity Date") unless the Parent Borrower provides the Lender with 90 days prior written notice of its election not to renew the Credit Facility.

     Section 2.14 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by Borrowers. Except as otherwise provided herein, the Borrowers may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrowers may prepay the Term Advance, terminate the Credit Facility or reduce the Maximum Line at any time if (i) the Parent Borrower gives the Lender at least 30 days' prior written notice and (ii) the Borrowers pay the Lender the prepayment, termination or line reduction fees in accordance with Section 2.15. Any reduction in the Maximum Line must be in an amount not less than $500,000 or an integral multiple thereof. If the Borrowers reduce the Maximum Line to zero, all Obligations shall be immediately due and payable. Any partial prepayments of the Term Note shall be applied to principal payments due and owing in inverse order of their maturities. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrowers are entitled by law.

     Section 2.15 Termination and Line Reduction Fees; Waiver of Termination and Line Reduction Fees.

          (a) Termination and Line Reduction Fees. If the Lender or the Borrowers terminate the Credit Facility for any reason as of a date other than the Maturity Date, or if the Borrowers reduce the Maximum Line, the Borrowers shall pay the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) three percent (3%) if the termination or reduction occurs on or before November 30, 2000; (ii) two percent (2%) if the termination or reduction occurs after November 30, 2000 but on or before November 30, 2001; and
     (iii) one percent (1%) if the termination or reduction occurs after November 30, 2001 but not on the Maturity Date.

          (b) Waiver of Fees. The Borrowers will not be required to pay the termination, line reduction or prepayment fees otherwise due under this
     Section 2.15 if such termination, line reduction or prepayment is made because of increased cash flow generated from the Borrowers' operations or refinancing by an affiliate of the Lender.

     Section 2.16 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrowers shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.16 or under Section 2.14 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine; provided that any prepayment under Section 2.14 which the Parent Borrower designates as a partial prepayment of the Term Note shall be applied to principal installments of the Term Note in inverse order of maturity.

     Section 2.17 Payment. All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations one (1) Banking Day after receipt by the Lender. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrowers hereby authorize the Lender, in its discretion at any time or from time to time without the Borrowers' request and even if the conditions set forth in Section 4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

     Section 2.18 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

     Section 2.19 Use of Proceeds. The Borrowers shall use the proceeds of the initial Revolving Advance and the Term Advance in accordance with Schedule 2.19. and shall use all other Revolving Advances and each Letter of Credit, if any, for ordinary working capital purposes.

     Section 2.20 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender's demand, the Borrowers will admit and certify in writing the exact principal balance of the Obligations that the Borrowers then assert to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Parent Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                   ARTICLE III

                      Security Interest; Occupancy; Setoff

     Section 3.1 Grant of Security Interest. The Borrowers hereby pledge, assign and grant to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

     Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time during any Default Period notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The applicable Borrower will join in giving such notice if the Lender so requests. At any time after the applicable Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the applicable Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrowers' agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrowers' mail to any address designated by the Lender, otherwise intercept the Borrowers' mail, and receive, open and dispose of the Borrowers' mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrowers' account or forwarding such mail to the Borrowers' last known address.

     Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrowers hereby assign to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers hereby direct the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in any Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 3.4 Occupancy.

          (a) Each Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5 License. Without limiting the generality of the Copyright Security Agreement, each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of that Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

     Section 3.6 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by a Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, certain information is set out in Schedule 3.6.

     Section 3.7 Setoff. The Borrowers agree that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to any Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to that Borrower the amount of such participating interest.

     Section 3.8 Accommodation Party Defenses Waived. The parties intend that each Borrower shall be fully liable, jointly and severally, for all Obligations. Nonetheless, in case a court finds that any Borrower is not such a primary obligor with respect to all or any part of the Obligations, the Borrowers expressly waive the benefit of any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party dependent on an obligor's character as such. Without limiting the generality of the foregoing, the liability of the Borrowers hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Lender is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any Obligations; (ii) any extension or renewal of any Obligations (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Obligations;
(iii) any waiver or indulgence granted to any Borrower, and any delay or lack of diligence in the enforcement of the Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, any Borrower, Guarantor or other person liable on any Obligations; (v) any release, surrender, cancellation or other discharge of any Obligations or the acceptance of any instrument in renewal or substitution for any instrument evidencing any Obligations; (vi) any failure to obtain collateral security (including rights of setoff) for any Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any Obligations; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any Collateral, Guarantor Collateral or other collateral security for the Obligations; (viii) any assignment, sale, pledge or other transfer of any of Obligations; or (ix) any manner, order or method of application of any payments or credits on any Obligations.

                                   ARTICLE IV

                              Conditions of Lending

     Section 4.1 Conditions Precedent to the Initial Revolving and Term Advances and the Initial Letter of Credit. The Lender's obligation to make the initial Revolving Advance and Term Advance or to cause to be issued the initial Letter of Credit shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the
Lender:

          (a) This Agreement, properly executed by each Borrower.

          (b) The Notes, properly executed by each Borrower.

          (c) A true and correct copy of any and all leases pursuant to which any Borrower is leasing any Premises, together with a landlord's disclaimer and consent with respect to each such lease.

          (d) The Collateral Account Agreement with Wells Fargo Bank (Texas), N.A., properly executed by the Borrowers.

          (e) The Copyright Security Agreement, properly executed by the Borrowers.

          (f) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against any Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against any Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (g) A certificate of each Borrower's secretary certifying as to (i) the resolutions of the Borrower's board of directors and if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) that Borrower's articles of incorporation and bylaws, and (iii) the signatures of that Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on that Borrower's behalf.

          (h) For each Borrower, a current certificate issued by the Secretary of State of that Borrower's jurisdiction of organization, certifying that that Borrower is in compliance with all applicable organizational requirements of such State.

          (i) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (j) A certificate of one of the Parent Borrower's officers confirming, in his personal capacity, the representations and warranties set forth in
     Article V.

          (k) An opinion of counsel to the Borrowers, addressed to the Lender.

          (l) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (m) A separate guaranty, properly executed by each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Obligations.

          (n) A waiver of interest, properly executed by the spouse of each Individual Guarantor, waiving any and all interest such spouse may have in the assets disclosed to the Lender in the financial statements of the Individual Guarantor and in any future earnings or assets acquired by each Individual Guarantor.

          (o) A certificate of the secretary or assistant secretary of TLF Canada certifying as to (i) the resolutions of the directors and, if required, shareholders, of that company authorizing the execution, delivery and performance of the guaranty and the security agreement executed and delivered to the Lender by it; (ii) the company's articles of incorporation and bylaws; and (iii) the signatures of the officers or agents authorized to execute and deliver such guaranty and security agreement on behalf of such company.

          (p) Current searches of appropriate filing offices showing that (i) no tax or judgment liens have been filed and remain in effect against TLF Canada, (ii) no financing statements have been filed and remain in effect against such company except financing statements acceptable to the Lender in its sole discretion, and (iii) the Lender has duly filed all financing statements necessary to perfect its security interests in the property of such company, to the extent such security interests are capable of being perfected by filing.

          (q) A security agreement, duly executed by TLF Canada.

          (r) An opinion of counsel to each Guarantor, addressed to the Lender.

          (s) Payment of the fees and commissions due through the date of the initial Advance or Letter of Credit under Section 2.10 and expenses incurred by the Lender through such date and required to be paid by the Borrowers under Section 9.6, including all legal expenses incurred through the date of this Agreement.

          (t) Evidence that after making the initial Revolving Advance and Term Advance, Availability shall be not less than $100,000.

          (u) Completion of an appraisal of the Borrowers' Inventory and Equipment.

          (v) Such other documents as the Lender in its sole discretion may require.

     Section 4.2 Conditions Precedent to All Advances and Letters of Credit. The Lender's obligation to make each Advance or to cause the Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on such date:

          (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

          (b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         Representations and Warranties
                         ------------------------------

     Each Borrower represents and warrants to the Lender as follows:

     Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of its organization and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. No dissolution or termination of any Borrower has occurred, and no notice of dissolution or articles of termination have been filed with respect to any Borrower. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. For each Borrower, during its existence, (i) it has done business solely under the names set forth in Schedule 5.1 (ii) its chief executive office and principal place of business is located at the address set forth in Schedule 5.1, (iii) all of its records relating to its business or the Collateral are kept at that location, (iv) all of its Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule
5.1 hereto,  and (v) its tax  identification  number is  correctly  set forth in
Schedule 3.6 hereto.

     Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all owners holding more than ten percent (10%) of a Borrower's issued and outstanding stock or rights to acquire such stock, including the amount and record holder thereof and an organizational chart showing the ownership structure of all Subsidiaries of each Borrower.

     Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrowers of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of any Borrower's shareholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Borrower or its articles of incorporation; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

     Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrowers, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

     Section 5.5 Subsidiaries. Schedule 5.5 is a complete and correct list of all present Subsidiaries and of the percentage of the ownership of any Borrower or any other Subsidiary in each as of the date of this Agreement. Except as otherwise indicated in that Schedule, all shares of each Subsidiary owned by any Borrower or by any such other Subsidiary are validly issued and fully paid and nonassessable.

     Section 5.6 Financial Condition; No Adverse Change. The Borrowers have heretofore furnished to the Lender audited financial statements dated as of December 31, 1998, and unaudited interim financial statements dated as of September 30, 1999 and those statements fairly present the Borrowers' financial condition on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in any Borrower's business, properties or condition (financial or otherwise).

     Section 5.7 Litigation. There are no actions, suits or proceedings pending or, to any Borrower's knowledge, threatened against or affecting any Borrower or any of its Affiliates of the Borrowers or the properties of any Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to that Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of that Borrower or any of its Affiliates.

     Section 5.8 Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.9 Taxes. Each Borrower and its Affiliates has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. Each Borrower and its Affiliates has filed all federal, state and local tax returns which to the knowledge of the officers of that Borrower or Affiliate, as the case may be, are required to be filed, and each Borrower and its Affiliates has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.10 Titles and Liens. Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.6 and all proceeds thereof, free and clear of all mortgages, security interests, liens, adverse claims and encumbrances, except for Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office except to perfect only Permitted Liens.

     Section 5.11 Year 2000. Each Borrower has evaluated all of the data processing systems necessary to the conduct of its business (including computer hardware, software and firmware, and including data processing systems embedded within equipment) and has implemented such hardware and software modifications and upgrades as may be necessary for such systems to be Year 2000 Compliant. For purposes hereof, "Year 2000 Compliant" means with respect to any data processing system, (i) that such system accurately records, stores, processes and presents date data with respect to dates on and after January 1, 2000 in the same manner, and with substantially the same functionality, as the such system records, stores, processes and presents date data with respect to dates on and before December 31, 1999; and (ii) that such system accurately records, stores, processes and presents date ranges beginning on or before December 31, 1999 and ending on or after January 1, 2000, or occurring entirely on or after January 1, 2000, in the same manner, and with substantially the same functionality, as such system records, stores, processes and presents date ranges occurring entirely on or before December 31, 1999.

     Section 5.12 Intellectual Property Rights. Each Borrower owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted. No Borrower is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise. Each Borrower owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others. No Borrower is using any confidential information or trade secrets of others. No Borrower is, nor has any Borrower received notice with respect to, infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.

     Section 5.13 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrowers nor any of their Affiliates maintains or has maintained any Plan. Neither the Borrowers nor any of their Affiliates have received any notice or has any knowledge to the effect that they are not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrowers nor any of their Affiliates have:

          (a) Any accumulated funding deficiency within the meaning of ERISA; or

          (b) Any liability or know of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

     Section 5.14 Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

     Section 5.15 Environmental Matters.

          (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

               (i) "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

               (ii)  "Hazardous  Substances"  means  pollutants,   contaminants,
          hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

          (b) To each Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for any Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

          (c) To each Borrower's best knowledge, no Borrower has disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

          (d) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or any Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To each Borrower's best knowledge, no such matter is threatened or impending.

          (e) To each Borrower's best knowledge, its businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in that Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (f) To each Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (g)  The  Borrowers  have   delivered  to  Lender  all   environmental
     assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or any Borrower's businesses.

     Section 5.16 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrowers in connection with the Borrowers' request for the Credit Facility is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.17 Financing Statements. The Borrowers have provided to the Lender signed financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.18 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the applicable Borrower's records pertaining thereto as being obligated to pay such obligation.

     Section 5.19 Financial Solvency. Both before and after giving effect to the transactions contemplated in the Loan Documents, none of the Borrowers or
Guarantors:

          (a) was or will be  insolvent,  as that  term is used and  defined  in
     Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

          (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of such Borrower or such Affiliate are unreasonably small;

          (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

          (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

          (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrowers, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                   ARTICLE VI

                        Borrowers' Affirmative Covenants
                        --------------------------------

     So long as the  Obligations  shall remain  unpaid,  or the Credit  Facility
shall  remain  outstanding,   the  Borrowers  will  comply  with  the  following
requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1 Reporting Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Parent Borrower, the Parent Borrower's audited financial statements with the unqualified opinion of Hein & Associates LLP or such other accountants as are selected by the Parent Borrower and acceptable to the Lender, which annual financial statements shall include the Parent Borrower's balance sheet as at the end of such fiscal year and the related statements of the Parent Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Parent Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14 and

     7.11; and (iii) a certificate of the Parent Borrower's chief financial officer, chief operating officer or chief executive officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Parent Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

          (b) as soon as available and in any event within 25 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Parent Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Parent Borrower's chief financial officer, chief operating officer or chief executive officer, substantially in the form of Exhibit C hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Parent Borrower's financial position and the results of its operations, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Parent Borrower is in compliance with the requirements set forth in Sections 6.12, 6.13, 6.14 and 7.11;

          (c) within 25 days after the end of each month or more frequently if the Lender so requires, agings of each Borrower's accounts receivable, an inventory certification report for each Borrower, and a calculation of each Eligible Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

          (d) within 25 days after the end of each month or more frequently if the Lender so requires, agings of each Borrower's accounts payable;

          (e) at least 30 days before the beginning of each fiscal year of the Borrowers, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrowers' good faith projections and certified by the Parent Borrower's chief financial officer, chief operating officer, or chief executive officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

          (f) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower of the type described in Section 5.15 or which seek a monetary recovery against any Borrower in excess of $50,000;

          (g) as promptly as practicable (but in any event not later than five business days) after an officer of a Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Parent Borrower of the steps being taken by the Borrowers to cure the effect of such breach, default or event;

          (h) as soon as possible and in any event within 30 days after any Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Parent Borrower's chief financial officer, chief operating officer or chief executive officer setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (i) as soon as possible, and in any event within 10 days after any Borrower fails to make any contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Parent Borrower's chief operating officer, chief financial officer or chief executive officer setting forth details as to such failure and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

          (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by any Borrower's customer exceeding $50,000 individually or $200,000 in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by any Borrower; and (iv) any change in the persons constituting any Borrower's officers and directors;

          (k) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

          (l)  promptly  upon  their  distribution,   copies  of  all  financial
     statements, reports and proxy statements which the Borrowers shall have sent to their stockholders;

          (m) promptly after the sending or filing thereof, copies of all regular and periodic reports which any Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

          (n) as soon as possible, and in any event by not later than April 30th of each year, copies of the tax returns and all schedules thereto and an updated personal financial statement of each Individual Guarantor;

          (o) promptly upon knowledge thereof, notice of any Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect any Borrower's business or its financial condition; and

          (p) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

     Section 6.2 Books and Records; Inspection and Examination. Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to its business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to such Borrower, and to discuss such Borrower's affairs with any of its directors, officers, employees or agents. Each Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of such Borrower at any time during ordinary business hours.

     Section 6.3 Account Verification. The Lender may at any time and from time to time send or require any Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

     Section 6.4 Compliance with Laws.

          (a) Each Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Section 6.5 Payment of Taxes and Other Claims. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of such Borrower; provided, that no Borrower will be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.6 Maintenance of Properties.

          (a) Each Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in such Borrower's judgment, desirable in the conduct of its business and not disadvantageous in any material respect to the Lender as holder of the Obligations.

          (b) Each Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) Each Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

     Section 6.7 Insurance. Each Borrower will obtain and at all times maintain insurance with insurers believed by that Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which that Borrower operates. Without limiting the generality of the foregoing, each Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.8 Preservation of Existence. Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.9 Delivery of Instruments, etc. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by that Borrower.

     Section 6.10 Lockbox; Collateral Accounts.

          (a) Lockbox. Upon the Lender's request during any Default Period, each Borrower will irrevocably direct all present and future account debtors and other Persons obligated to make payments on Receivables to make such payments directly to a special lockbox (the "Lockbox") to be under the Lender's control. After such request, all invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Receivable or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox and shall include the Lockbox address. All payments received in the Lockbox shall be processed to a Collateral Account.

          (b) Collateral Accounts.

               (i) With 60 days after the date hereof, the Borrowers shall deliver such Collateral Account Agreements as the Lender shall require, duly executed by the Borrowers and the applicable collateral account agent.

               (ii) Each  Borrower  shall  cause all checks  and other  non-cash payments on Receivables to be deposited to account No. 4311266522 maintained with Wells Fargo Bank (Texas) N.A. within one Banking Day of receipt. Until so deposited, each Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

               (iii) Amounts deposited in a Collateral Account shall not bear interest and shall not be subject to withdrawal by any Borrower, except after full payment and discharge of all Obligations.

               (iv) All deposits in a Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion may, after allowing one Banking Day, apply deposited funds in any Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

               (v) All items deposited in any Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrowers will immediately pay the Lender, or, for items deposited in a Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrowers' commercial account or other account. The Borrowers shall be liable as an endorser on all items deposited in each Collateral Account, whether or not in fact endorsed by a Borrower.

     Section 6.11 Performance by the Lender. If any Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Parent Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the applicable Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as that Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of that Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by that Borrower under this Section 6.11.

     Section 6.12 Minimum Debt Service Coverage Ratio. The Parent Borrower will maintain, during each period described below, its Debt Service Coverage Ratio, determined as at the end of each month, at not less than the ratio set forth opposite such period:

                      Period                            Minimum Debt Service
                                                           Coverage  Ratio
      January 1, 2000 through March 30, 2000                  0.6 to 1.0
      March 31, 2000 through June 29, 2000                    0.7 to 1.0
      June 30, 2000 through September 29, 2000                0.8 to 1.0
      September 30, 2000 to December 30, 2000                 1.0 to 1.0
                December 31, 2000                             1.2 to 1.0

     Section 6.13 Minimum Book Net Worth. The Parent Borrower will maintain, as of each date listed below or as of the end of each month during each period described below, its Book Net Worth at an amount not less than the amount set forth opposite such date or period:

         Date/Period                 Minimum Book Net Worth
         -----------                 ----------------------
      November 30, 1999                     $8,450,000

      December 31, 1999                     $8,500,000

      January 1, 2000 through      greater of (i) $50,000 less than actual
          March 30, 2000           Book Net Worth on December 31, 1999 or
                                   (ii) $8,450,000


      March 31, 2000 through       greater of (i) actual Book Net Worth on
          June 29, 2000            December 31, 1999 or
                                   (ii) $8,500,000

      June 30, 2000 through        greater of (i) $125,000 more
          September 29, 2000       than actual Book Net Worth on
                                   December 31, 1999 or
                                   (ii) $8,625,000

      September 30, 2000 through   greater of (i) $250,000 more
          December 30, 2000        than actual Book Net Worth on
                                   December 31, 1999 or
                                   (ii) $8,750,000

      December 31, 2000            greater of (i) $500,000 more
                                   than  actual Book Net Worth on
                                   December 31, 1999 or
                                   (ii) $9,000,000

     Section 6.14 Minimum Net Income. The Parent Borrower will achieve as of each date set forth below or as of the end of each month during each period described below, Net Income, of not less than the amount set forth opposite such date or period (numbers in parentheses are negative):

                      Date/Period                         Minimum Net Income
                      -----------                         ------------------
                   December 31, 1999                             $275,000
        January 1, 2000 through March 30, 2000                  $(50,000)
         March 31, 2000 through June 29, 2000                        $-0-
       June 30, 2000 through September 29, 2000                  $125,000
     September 30, 2000 through December 30, 2000                $250,000
                   December 31, 2000                             $500,000

     Section 6.15 New Covenants. On or before December 31, 2000, the Borrowers and the Lender shall agree on new covenant levels for Sections 6.12, 6.13, 6.14 and 7.11 for periods after such date. The new covenant levels will be based on the Borrowers' projections for such periods and shall be no less stringent than the present levels.

                                   ARTICLE VII

                               Negative Covenants

     So long as the Obligations shall remain unpaid, or the Credit
Facility shall remain outstanding, the Borrowers agree that, without the Lender's prior written consent:

     Section 7.1 Liens. No Borrower will create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, adverse claim, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

          (a) in the case of any of a Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with that Borrower's business or operations as presently conducted;

          (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Schedule 7.1, securing indebtedness for borrowed money permitted under Section 7.2;

          (c) the Security Interest and liens and security interests created by the Security Documents; and

          (d) purchase money security interests relating to the acquisition of machinery and equipment of a Borrower not exceeding the lesser of cost or fair market value thereof , not exceeding $100,000 for any one purchase or $250,000 in the aggregate during any fiscal year and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

     Section 7.2 Indebtedness. No Borrower will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on its behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) indebtedness arising hereunder;

          (b)  indebtedness  of in  existence  on the date  hereof and listed in
     Schedule 7.2 hereto; and

          (c)  indebtedness  relating  to liens  permitted  in  accordance  with
     Section 7.1.

     Section 7.3 Guaranties. No Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by a Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b)   guaranties,   endorsements   and  other  direct  or   contingent
     liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

     Section 7.4 Investments and Subsidiaries.

          (a) No Borrower will purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

               (i) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

          (ii) travel advances to the Borrowers' officers and employees not exceeding at any one time an aggregate of $35,000;

          (iii) existing officer and employee loans secured by stock of the Parent Borrower as set out on Schedule 7.4;

          (iv) loans extended to managers of the Borrowers as permitted under the Borrowers' bonus program;

          (v) loans to TLF Canada not exceeding $250,000 outstanding at any time

          (vi) equity investment in TLF Canada not exceeding $600,000 at any time; and

          (vii) advances in the form of progress payments, prepaid rent not exceeding two months or security deposits.

          (b) No Borrower will create or permit to exist any Subsidiary, other than the Subsidiaries in existence on the date hereof and listed in
     Schedule 5.5.

     Section 7.5 Dividends. No Borrower will declare or pay any dividends (other than dividends payable solely in stock of the applicable Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

     Section 7.6 Sale or Transfer of Assets; Suspension of Business Operations. No Borrower will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. No Borrower will in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section 7.7 Intellectual Property. No Borrower will sell, assign or grant licenses to use, any of its applications for patents, patents, copyrights, trademarks, trade secrets, trade names or other intellectual property to any other Person.

     Section 7.8 Consolidation and Merger; Asset Acquisitions. No Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 7.9 Sale and Leaseback. No Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby that Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which that Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 7.10 Restrictions on Nature of Business. No Borrower will engage in any line of business materially different from that in which it is presently engaged and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 7.11 Capital Expenditures. The Borrowers will not incur or contract to incur Capital Expenditures of more than $550,00 in the aggregate during the fiscal year ending December 31, 1999, or more than $500,000 in the aggregate during any fiscal year thereafter.

     Section 7.12 Accounting. No Borrower will adopt any material change in accounting principles other than as required by GAAP. No Borrower will adopt, permit or consent to any change in its fiscal year.

     Section 7.13 Discounts, etc. No Borrower will, after notice from the Lender, grant any discount, credit or allowance to any customer or accept any return of goods sold. No Borrower will at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor.

     Section 7.14 Defined Benefit Pension Plans. No Borrower will adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.13.

     Section 7.15 Other Defaults. No Borrower will permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon it.

     Section 7.16 Place of Business; Name. No Borrower will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. No borrower will permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Borrower will change its name.

     Section 7.17 Organizational Documents. No Borrower will amend its articles of incorporation and bylaws. No Borrower will become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

     Section 7.18 Salaries. No Borrower will pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any directors, shareholders or consultant, or any member of their families, by more than ten percent (10%) in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

                                  ARTICLE VIII

                     Events of Default, Rights and Remedies
                     --------------------------------------

     Section 8.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of the Obligations when they become due and payable;

          (b) Failure to pay when due any amount specified in Section 2.4 relating to the Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under Section 2.5 or;

          (c) Default in the payment of any fees, commissions, costs or expenses required to be paid by any Borrower under this Agreement ;

          (d) Default in the performance, or breach, of any covenant or agreement of any Borrower contained in this Agreement;

          (e) Any Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the applicable Borrower or such Guarantor, as the case may be; or any Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower or any Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Guarantor;

          (f) A petition shall be filed by or against any Borrower or any Guarantor under the United States Bankruptcy Code naming that Borrower or that Guarantor as debtor;

          (g) Any representation or warranty made by any Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by any Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

          (h) The rendering against any Borrower of a final judgment, decree or order for the payment of money in excess of $100,000 individually or $250,000 in the aggregate in any one year and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

          (i) A default under any bond, debenture, note or other evidence of indebtedness of any Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

          (j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Parent Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or any Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on any Borrower's assets in favor of the Plan;

          (k) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrowers hereunder or under any note;

          (l) Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

          (m) Any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

          (n) The percentage of voting and non-voting stock of the Parent Borrower owned by Wray Thompson, Sr., Ronald C. Morgan and Robin L. Morgan in the aggregate after such change would be less than sixty percent (51%) of the Parent Borrower's voting stock and sixty percent (51%) of the Parent Borrower's non-voting stock.

          (o) Default in the payment of any amount owed by any Borrower to the Lender other than any indebtedness arising hereunder;

          (p) Any Guarantor shall repudiate, purport to revoke or fail to perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

          (q) Any event or circumstance with respect to any Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by that Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of any Borrower shall occur; or

          (r) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender.

     Section 8.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

          (a) the Lender may, by notice to the Parent Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) the Lender may, by notice to the Parent Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;

          (c) the Lender may, without notice to any Borrower and without further action, apply any and all money owing by the Lender to any Borrower to the payment of the Obligations;

          (d) the Lender may make demand upon the Borrowers and, forthwith upon such demand, the Borrowers will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.16 an amount equal to the aggregate maximum amount available to be drawn under all

     Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

          (e) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (f) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (g) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (e) or (f) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 8.3 Certain Notices. If notice to the Borrowers of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

     Section 9.1 No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 9.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

                  If to the Borrowers:

                  The Leather Factory, Inc.
                  3825 E. Loop 820 South
                  P.O. Box 50429
                  Ft. Worth, Texas 76105
                  Telecopier: (817) 446-3713
                  Attention: Wray Thompson

                  with a copy to:

                  Mr. William Warren
                  Loe, Warren, Rosenfield, Kaitecer & Hibbs
                  4420 West Vickery
                  Ft. Worth, Texas  76185
                  Telecopier:       (817) 377-1120

                  If to the Lender:

                  Wells Fargo Business Credit, Inc.
                  4975 Preston Park Blvd. Suite 280
                  Plano, Texas  75093
                  Telecopier:  (972) 867-7838
                  Attention: Thomas J. Krueger

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

     Section 9.4 Further Documents. Each Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the applicable Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 9.5 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights any Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section 9.6 Costs and Expenses. The Borrowers shall pay on demand all costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letters of Credit, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

     Section 9.7 Indemnity.  In addition to the payment of expenses  pursuant to
Section 9.6, the Borrowers shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

          (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

          (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.15 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

          (iii)  any and all  other  liabilities,  losses,  damages,  penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrowers, or counsel designated by the Parent Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrowers' other obligations hereunder.

     Section 9.8 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 9.9 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section 9.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower will have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding any Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding any Borrower and its Affiliates, and the Borrowers waive any right of confidentiality it may have with respect to such exchange of such information.

     Section 9.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 9.12 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. THE PARTIES AGREE THAT THE LAW OF THE STATE OF MINNESOTA (OTHER THAN CONFLICT OF LAWS RULES OF THE STATE OF MINNESOTA) SHALL BE APPLICABLE TO AND GOVERN ALL ASPECTS OF THIS TRANSACTION AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE PARTIES AGREE THAT ALL DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ALL MATTERS PERTAINING TO THE VALIDITY OR ENFORCEABILITY OF SUCH DOCUMENTS AND
AGREEMENTS AS WELL AS ALL MATTERS PERTAINING TO THE INTERPRETATION OR CONSTRUCTION OF SUCH DOCUMENTS AND AGREEMENTS, SHALL BE DETERMINED UNDER AND GOVERNED BY THE LAWS (OTHER THAN CONFLICT OF LAWS RULES) OF THE STATE OF MINNESOTA. FURTHER, THE PARTIES AGREE THAT THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS AND THE SUBJECT MATTER OF SUCH TRANSACTIONS BEAR A REASONABLE RELATION TO THE STATE OF MINNESOTA. THE PARTIES HERETO HEREBY (i) CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF MINNESOTA IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AGREEMENT; (ii) WAIVE ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT, (iii) AGREE THAT ANY LITIGATION INITIATED BY THE LENDER OR ANY BORROWER IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE VENUED IN EITHER THE DISTRICT COURT OF HENNEPIN COUNTY, MINNESOTA, OR THE UNITED STATES DISTRICT COURT, DISTRICT OF MINNESOTA, FOURTH DIVISION; AND (iv) AGREE THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

     THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BUSINESS CREDIT, INC.        THE LEATHER FACTORY, INC., a
                                         Delaware corporation, THE LEATHER
                                         FACTORY, INC., a Texas corporation, THE
                                         LEATHER FACTORY, INC., an Arizona
                                         corporation, ROBERTS, CUSHMAN &
                                         COMPANY, INC., and HI-LINE LEATHER
                                         & MANUFACTURING COMPANY
By /s/ Thomas J. Krueger
   ---------------------------
       Thomas J. Krueger
       Its Vice President                By /s/ Wray Thompson
                                            -----------------
                                                Wray Thompson
                                                Its President

                         Table of Exhibits and Schedules

            Exhibit A            Form of Revolving Note

            Exhibit B            Form of Term Note

            Exhibit C            Form of Compliance Certificate

            Exhibit D            Premises

            -------------

            Schedule 2.19        Sources and Uses of Funds

            Schedule 3.6         Financing Statement Information

            Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral


            Schedule 5.2         Capital Stock

            Schedule 5.5         Subsidiaries

            Schedule 7.1         Permitted Liens

            Schedule 7.2         Permitted Indebtedness and Guaranties

            Schedule 7.4         Existing Loans to Officers and Employees

                                      Exhibit A to Credit and Security Agreement

                                 REVOLVING NOTE

$8,500,000                                                        Dallas, Texas
                                                              November 22, 1999

     For value received, the undersigned, The Leather Factory, Inc., a Delaware corporation, The Leather Factory, Inc., a Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation, and Hi-Line Leather & Manufacturing Company, a California corporation (collectively, the "Borrowers" and each "Borrower"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Million Five Hundred Thousand Dollars and No Cents ($8,500,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to any Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                    THE LEATHER FACTORY, INC., a Delaware corporation, THE LEATHER FACTORY, INC., a Texas corporation, THE LEATHER FACTORY, INC., an Arizona corporation, ROBERTS, CUSHMAN & COMPANY, INC., and HI-LINE LEATHER & MANUFACTURING COMPANY

                    By   _______________________________
                         Wray Thompson
                         Its President

                                      Exhibit B to Credit and Security Agreement

                                    TERM NOTE

$150,000                                                          Dallas, Texas
                                                              November 22, 1999

     For value received, the undersigned, The Leather Factory, Inc., a Delaware corporation, The Leather Factory, Inc., a Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation, and Hi-Line Leather & Manufacturing Company, a California corporation (collectively, the "Borrowers" and each "Borrower"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Business Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Fifty Thousand Dollars and No Cents ($150,000) or, if less, the aggregate unpaid principal amount of all Term Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     The Borrowers hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                    THE LEATHER FACTORY, INC., a Delaware corporation, THE LEATHER FACTORY, INC., a Texas corporation, THE LEATHER FACTORY, INC., an Arizona corporation, ROBERTS, CUSHMAN & COMPANY, INC., and HI-LINE LEATHER & MANUFACTURING COMPANY

                     By _______________________________
                          Wray Thompson
                          Its President

                                      Exhibit C to Credit and Security Agreement

                             Compliance Certificate
                             ----------------------

To:               Thomas J. Krueger
                  Wells Fargo Business Credit, Inc.

Date:             __________________, 199___

Subject:          ________________________

                  Financial Statements

     In accordance with our Credit and Security Agreement dated as of November 22, 1999 (the "Credit Agreement"), attached are the financial statements of The Leather Factory, Inc., a Delaware corporation, The Leather Factory, Inc., a Texas corporation, The Leather Factory, Inc., an Arizona corporation, Roberts, Cushman & Company, Inc., a New York corporation, and Hi-Line Leather & Manufacturing Company, a California corporation (collectively, the "Borrowers" and each "Borrower") as of and for ________________, __________ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

     I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers' financial condition and the results of its operations as of the date thereof.

     Events of Default. (Check one):
     -----------------

         [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto. The Borrowers acknowledge that pursuant to Section 2.9(d) the Lender may impose the Default Rate at any time during the resulting Default Period.

                  Financial Covenants. I further hereby certify as follows:

     1. Minimum Debt Service Coverage Ratio. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Parent Borrower's Debt Service Coverage Ratio was _____ to 1.0 which [ ] satisfies [ ]does not satisfy the requirement that such ratio be no less than ______ to 1.00 on the Reporting Date as set forth in table below:

                    Period                         Minimum Debt Service Coverage
                                                                Ratio
      January 1, 2000 through March 30, 2000                 0.6 to 1.0
       March 31, 2000 through June 29, 2000                  0.7 to 1.0
     June 30, 2000 through September 29, 2000                0.8 to 1.0
     September 30, 2000 to December 30, 2000                 1.0 to 1.0
                December 31, 2000                            1.2 to 1.0

     2. Minimum Book Net Worth. Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date the Parent Borrower's Book Net Worth was $____________ which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

             Date/Period                     Minimum Book Net Worth
             -----------                     ----------------------

          November 30, 1999                      $8,450,000

          December 31, 1999                      $8,500,000

          January 1, 2000 through           greater of (i) $50,000 less than
             March 30, 2000                 actual Book Net Worth  on
                                            December  31,  1999  or
                                            (ii)$8,450,000

          March 31, 2000 through            greater of (i) actual Book Net
             June 29, 2000                  Worth on December31, 1999 or
                                            (ii) $8,500,000

          June 30, 2000 through             greater of (i) $125,000  more
             September 29, 2000             than actual Book Net Worth on
                                            December  31, 1999 or
                                            (ii)  $8,625,000

          September 30, 2000                greater of (i) $250,000 more
      through December 30,  2000            than actual Book Net Worth on
                                            December 31, 1999 or
                                            (ii) $8,750,000

          December 31, 2000                 greater of (i) $500,000 more
                                            than actual Book Net Worth on
                                            December 31, 1999 or
                                            (ii) $9,000,000

     3. Minimum Net Income. Pursuant to Section 6.14 of the Credit Agreement, the Parent Borrower's Earnings Before Taxes for the ________ period ending on the Reporting Date, was $____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than $_____________ during such period as set forth in table below:

                           Date/Period                        Minimum Net Income
                        December 31, 1999                           $275,000
             January 1, 2000 through March 30, 2000                $(50,000)
              March 31, 2000 through June 29, 2000                      $-0-
            June 30, 2000 through September 29, 2000                $125,000
          September 30, 2000 through December 30, 2000              $250,000
                        December 31, 2000                           $500,000

     4. Capital Expenditures. Pursuant to Section 7.11 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend during the _____________ year ended ______________, 199___, for Capital Expenditures, $__________________ in the
aggregate and at most $______________ in any one transaction, which [ ] satisfies [ ]does not satisfy the requirement that such expenditures not exceed $__________ in the aggregate and $___________ for any one transaction during such year.

     5. Salaries. As of the Reporting Date, the Borrowers [ ] are [ ] are not in compliance with Section 7.18 of the Credit Agreement concerning salaries.

     Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                    THE LEATHER FACTORY, INC., a Delaware Corporation, THE LEATHER FACTORY, INC., a Texas corporation, THE LEATHER FACTORY, INC., an Arizona corporation, ROBERT S. CUSHMAN & COMPANY, INC., and HI-LINE LEATHER & MANUFACTURING COMPANY

                    By ____________________________

                    Its Chief Financial Officer/ Chief Executive
                         Officer/Chief Operating Officer


                                      Exhibit D to Credit and Security Agreement

                                    Premises
                                    --------

     The Premises referred to in the Credit and Security Agreement are legally described as follows:


------------- -------------------------------------------- ---------- ------------------------------------------------
Unit #                         Location                    Unit #               Location
------------- -------------------------------------------- ---------- ------------------------------------------------

01            The Leather Factory, Inc.                    12         The Leather Factory, Inc.
              3101 Williams Street                                    1376-A Main Avenue
              Chattanooga, TN 37410                                   Baldwin Park, CA 91706
------------- -------------------------------------------- ---------- ------------------------------------------------

02            The Leather Factory, Inc.                    13         The Leather Factory, Inc.
              4488 Forest Street                                      4901-A Rio Vista
              Denver, CO 80216                                        Tampa, FL 33634
------------- -------------------------------------------- ---------- ------------------------------------------------

03            The Leather Factory, Inc.                    14         The Leather Factory, Inc.
              1818 North Cameron Street                               5710 Mobud Street
              Harrisburg, PA 17110                                    San Antonio, TX 78238
------------- -------------------------------------------- ---------- ------------------------------------------------

04            The Leather Factory, Inc.                    15         The Leather Factory, Inc.
              3847 East Loop 820 South                                4683 Morse Center Drive
              Fort Worth, TX 76119                                    Columbus, OH 43229
------------- -------------------------------------------- ---------- ------------------------------------------------

05            The Leather Factory, Inc.                    16         The Leather Factory, Inc.
              2750 North Clovis Avenue                                8340 Burnham Road, Suite 100
              Fresno, CA 93747                                        El Paso, TX 79907
------------- -------------------------------------------- ---------- ------------------------------------------------

06            The Leather Factory, Inc.                    17         The Leather Factory, Inc.
              5041 N.E. 14th Street                                   919 East 14th Street
              Des Moines, IA 50316                                    Oakland, CA 94606
------------- -------------------------------------------- ---------- ------------------------------------------------

07            The Leather Factory, Inc.                    18         The Leather Factory, Inc.
              425 North 19th Avenue                                   3134 South Division Avenue
              Phoenix, AZ 85009                                       Wyoming, MI 49548
------------- -------------------------------------------- ---------- ------------------------------------------------

08            The Leather Factory, Inc.                    19         The Leather Factory, Inc.
              2341 East Kearney                                       2435 West Pawnee
              Springfield, MO 65803                                   Wichita, KS 67213
------------- -------------------------------------------- ---------- ------------------------------------------------

09            The Leather Factory, Inc.                    20         The Leather Factory, Inc.
              28 West Boone Avenue                                    5617 Crawford Street
              Spokane, WA 99201                                       New Orleans, LA 70123
------------- -------------------------------------------- ---------- ------------------------------------------------

10            The Leather Factory, Inc.                    21         The Leather Factory, Inc.
              2412 Candelaria, NE                                     13221 N.E. Whitaker Way
              Albuquerque, NM 87107                                   Portland, OR 97230
------------- -------------------------------------------- ---------- ------------------------------------------------

11            The Leather Factory, Inc.                    22         The Leather Factory, Inc.
              1101 South State Street                                 2526 South Tyron Street
              Salt Lake City, UT 84111                                Charlotte, NC 28203
------------- -------------------------------------------- ---------- ------------------------------------------------


                                      -4-





23            The Leather Factory, Inc.                    50         Roberts, Cushman & Company, Inc.
              115 North 30th Stret                                    3510-36th Avenue
              Billings, MT 59101                                      Long Island City, NY 11106
------------- -------------------------------------------- ---------- ------------------------------------------------

24            The Leather Factory, Inc.                    70         The Leather Factory of Canada, Ltd.
              5320 Cameron Road                                       104 King Edward Street East
              Austin, TX 78723                                        Winnipeg, Manitoba R3H ON8
------------- -------------------------------------------- ---------- ------------------------------------------------

25            The Leather Factory, Inc.
              3651 East 44th Street
              Tucson, AZ 85713
------------- -------------------------------------------- ---------- ------------------------------------------------





                                  Schedule 2.19 to Credit and Security Agreement

                      Sources and Uses of Funds At Closing


------------------------------------------------------------ -----------------------------------------------------
                          Sources                                                    Uses
------------------------------------------------------------ -----------------------------------------------------

Revolving Advance                              $6,044,000    FINOVA Capital Corporation          $5,949,000
--------------------------------------- -------------------- ------------------------------- ---------------------

Term Advance                                     $150,000    The Schlinger Foundation            $1,000,000
--------------------------------------- -------------------- ------------------------------- ---------------------

Cash                                             $509,000    Payables over 60 days                  $20,000
--------------------------------------- -------------------- ------------------------------- ---------------------

                                                             Estimated Closing Costs                $50,000
--------------------------------------- -------------------- ------------------------------- ---------------------

                                                             Required Availability after           $100,000
                                                             funding
--------------------------------------- -------------------- ------------------------------- ---------------------

Total                                          $6,703,000    Total                               $7,119,000
--------------------------------------- -------------------- ------------------------------- ---------------------




                                             Schedule 3.6 to Credit and Security
                                                                       Agreement

                         Financing Statement Information

------------------------------------------------------------ -----------------------------------------------------

 Name, address and employer                                  Name, address and employer
 identification number of Debtor:                            identification number of Debtor:


The Leather Factory, Inc., a Delaware corporation
3825 E. Loop 820 South                                       The Leather Factory, Inc., a Texas corporation
P.O. Box 50429                                               3825 E. Loop 820 South
Ft. Worth, Texas 76105                                       P.O. Box 50429
                                                             Ft. Worth, Texas 76105
Employer Identification No. 75-2543540
                                                             Employer Identification No. 75-1721123
Name, address and employer identification number of
Secured Party:                                               Name, address and employer identification number of
                                                             Secured Party:
Wells Fargo Business Credit, Inc.
4975 Preston Park Blvd. Suite 280                            Wells Fargo Business Credit, Inc.
Plano, Texas  75093                                          4975 Preston Park Blvd. Suite 280
                                                             Plano, Texas  75093
Federal Tax Identification No. 41-1237652
                                                             Federal Tax Identification No. 41-1237652
------------------------------------------------------------ -----------------------------------------------------


Name, address and employer                                   Name, address and employer
identification  number of Debtor:                            identification number of Debtor:

The Leather Factory, Inc., an Arizona                        Roberts, Cushman & Company, Inc.
corporation                                                  c/o The Leather Factory, Inc.
3825 E. Loop 820 South                                       3825 E. Loop 820 South
P.O. Box 50429                                               P.O. Box 50429
Ft. Worth, Texas 76105                                       Ft. Worth, Texas 76105

Employer Identification No. 86-0540648                       Employer Identification No. 13-2682601

Name, address and employer                                   Name, address and employer
identification number of Secured Party:                      identification number of Secured Party:

Wells Fargo Business Credit, Inc.                            Wells Fargo Business Credit, Inc.
4975 Preston Park Blvd. Suite 280                            4975 Preston Park Blvd. Suite 280
Plano, Texas  75093                                          Plano, Texas  75093

Federal Tax Identification No. 41-1237652                    Federal Tax Identification No. 41-1237652
------------------------------------------------------------ -----------------------------------------------------






Name, address and employer
identification number of Debtor:

Hi-Line Leather & Manufacturing Company
c/o The Leather Factory, Inc.
3825 E. Loop 820 South
P.O. Box 50429
Ft. Worth, Texas 76105

Employer Identification No. 94-1122115

Name, address and employer
identification number of Secured Party:

Wells Fargo Business Credit, Inc.
4975 Preston Park Blvd. Suite 280
Plano, Texas  75093

Federal Tax Identification No. 41-1237652
------------------------------------------------------------ -----------------------------------------------------


                                             Schedule 5.1 to Credit and Security
                                             Agreement

Trade Names, Chief Executive Office, Principal Place of Business, and  Locations
                                  of Collateral

                                   Trade Names
                                   -----------

                            The Leather Factory, Inc.
                        Roberts, Cushman & Company, Inc.
                     Hi-Line Leather & Manufacturing Company
                               The Leather Factory
                           Royal Crown Custom Leathers
                         Midas Leathercraft Tool Company
                                   Tejas Lace
                                  Midas Metals



               Chief Executive Office/Principal Place of Business
               --------------------------------------------------

                            3825 East Loop 820 South
                             Fort Worth, Texas 76119

                     Other Inventory and Equipment Locations
                     ---------------------------------------


                                 (See Exhibit D)

                                            Schedule 5.2  to Credit and Security
                                            Agreement

                                  Capital Stock
                                  -------------

--------------------------    --------------------   --------------------

Type/Class/Series of Stock    Number of authorized   Number of issued and
                                      shares           outstanding share
--------------------------    --------------------   --------------------
Common                             25,000,000              9,853,161
--------------------------    --------------------   --------------------
Preferred                          20,000,000                 None
--------------------------    --------------------   --------------------

Describe any outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, or convertible securities.

         Mr. Thompson entered into a Pledge and Security Agreement with the Schlinger Foundation, where by he pledged 2,666,666 shares of the Common Stock to partially secure the obligation of the Company to the subordinated debenture holder. In the event of a default under this agreement, there could be a change in the control of these shares.

         The shares beneficially owned by Mr. Morgan and Ms. Morgan are held as community property.

         The Schlinger Foundation, of which Evert J. Schlinger is President and sole Trustee, has the right to acquire beneficial ownership of 690,608 shares by converting up to 50% of the $1,000,000 subordinated debenture it holds into common stock at $0.724 per share. Evert J. Schlinger also holds an option to acquire 200,000 shares at approximately $.44 per share pursuant to a consulting agreement with the company. In May 1998 Mr. Schlinger exercised an option to acquire 100,000 shares which were concurrently donated to the Foundation. Both the Foundation and Mr. Schlinger disclaim ownership of the share or options owned by the other.

         The Trustee of the Employee's Stock Ownership Plan & Trust ("ESOP") votes the shares held by ESOP which are allocated to participant accounts, as directed by the participants or beneficiaries of the ESOP and, except in certain limited circumstances, may acquire and dispose of the assets of the ESOP only as the ESOP Committee of the ESOP directs. The ESOP Committee is made up of officers and other employee participants of the Company and presently consists of Ronald C. Morgan, Robin L. Morgan, Shannon Greene and Coy Kindsfather. As members of this Committee, such persons may b deemed to share investment power with respect to the allocated shares held by the ESOP. Each of the members of the ESOP Committee disclaims any beneficial ownership of the securities held by the ESOP except for those that have been allocated to such member as a participant in the ESOP. The total number of shares held by the ESOP includes 244,665 shares which are beneficially owned by Directors and the above-names Executive Officers and are reflected in the table as being owned by such persons.



Stock Option Plans

         The Company has outstanding  options to purchase its common stock under the 1995 Stock Option Plan for officers  and key  management  employees and The 1995 Director  Non-qualified Stock Option Plan for non-employee directors.  The plan for employees  provides for the granting or either qualified  incentive  stock  options  or  non-qualified  options at the discretion  of the  Compensation  Committee of the Board of  Directors.
         Options are granted at the fair market value of the  underlying  common stock at the date of grant.  Employee  options  vest  over a  five-year period  while the director  options vest after six months.  All options expire ten years from the date of grant and are exercisable at any time after  vesting.  The Company has  reserved  1,100,000  shares of common stock for issuance  under these plans,  and at December 31, 1998,  1997 and 1996, there were 557,000;  534,000; and 590,000:  respectively,  in un-optioned shares available for future grants.

         A  summary  of  the  Company's   stock  option   activity  and  related
         information for the years ended December 31, 1998, 1997 and 1996, is as follows:

                                     1998                 1997                1996
                                     ----                 ----                -----
                                        Weighted             Weighted            Weighted
                                         Average              Average             Average
                               Option   Exercise    Option   Exercise   Option   Exercise
                               Shares     Price     Shares     Price    Shares     Price
                             ---------  --------  ---------  --------  --------  --------
Outstanding at January 1       586,000  $  0.874    510,000  $  2.653   585,000  $  3.063

Granted                        108,000     0.500    455,000     0.805   106,000     1.086

Forfeited                     (131,000)    1,047                       (181,000)    3.063

Exchanged*                                         (400,000)    3.063

Exercised                                          (400,000)    3.063

Outstanding at December 31     543,000  $  0.758    566,000  $  0.874   510,000  $  2,653

Exercisable at end of year     255,000     0.838    190,000  $  0.905    84,000  $  3,063

Weighted-average fair        $    0.31            $    0.31            $   0.52
value of options
granted during year

                                      -11-


*In 1997 , options originally granted in 1995 were canceled and reissued. This action was taken to provide incentive to and in order to retain the Company's key management personnel in light of the severe decline in the market price for the Company's common stock.

The following table segregates outstanding options into groups based upon exercise price ranges.

                                        Outstanding                   Exercisable
                                        -----------                   -----------
                                        Weighted   Weighted            Weighted  Weighted
                                         Average    Average             Average   Average
                               Option   Exercise   Maturity   Option   Exercise  Maturity
                               Shares     Price    (Years)    Shares     Price    (Years)
                             ---------  --------  ---------  --------  --------  --------
Exercise
Price Range                    137,000  $  0.542       9.05     9,000  $  0.715      8.74
$0.75 or Less

More than                      400,000     0.813       6.74   240,000     0.813      6.74
$0.75 & Less
Than $1.00                       6,000     2.021       7.41     6,000     2,021      7.41
More than                    ---------  --------  ---------  --------  --------  --------
$1.00                          543,000  $  0.758       7.33   255,000  $  0.838      6.83
                             =========  ========  =========  ========  ========  ========



Warrants

         In connection with the issuance of the Subordinated Debenture discussed above, the Company issued warrants to acquire up to 100,000 shares of Common Stock at $.54 per share to an unrelated individual. The warrants may be exercised at anytime until expiration on November 21, 2002. The fair value for these warrants was estimated at the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.5%; dividend yield of 0%: volatility factor of .550; and an expected life of 3 years.

         Warrants to acquire up to 200,000 shares of common stock at approximately $0.44 per share were issued to an unrelated individual in August 1998. The warrants may be exercised at anytime until expiration on August 3, 2003. The fair value for these warrants was estimated at the date of grant using the Black Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.0%; dividend yield of 0%; volatility factor of .645; and an expected life of 3 years.




                                         Organizational Chart
                                         --------------------


                                       -------------------------
                                       The Leather Factory, Inc.
                                            (Delaware)

                                       -------------------------

          ------------------------------------------------------------------------

-------------------------    ------------------   ---------------------   ----------------------
The Leather Factory, Inc.    Roberts, Cushman &     Hi-Line Leather &     The Leather Factory of
       (Texas)                  Company, Inc.     Manufacturing Company         Canada, Ltd.
                                 (New York)            (California)              (Canada)

-------------------------    ------------------   ---------------------   ----------------------


-------------------------
The Leather Factory, Inc
      (Arizonia)

-------------------------




                                            Schedule 5.5  to Credit and Security
                                            Agreement



                                  Subsidiaries
                                  ------------

                           The Leather Factory of Canada Ltd.

                                             Schedule 7.1 to Credit and Security
                                             Agreement

                                 Permitted Liens
                                 ---------------


    Creditor      Collateral     Jurisdiction    Filing Date    Filing No.
    --------      ----------     ------------    -----------    ----------




                                      NONE


                                             Schedule 7.2 to Credit and Security
                                             Agreement

                      Permitted Indebtedness and Guaranties
                      -------------------------------------

                                  Indebtedness
                                  ------------

      Creditor           Principal     Maturity        Monthly      Collateral
      --------           Amount         Date           Payment      ----------
                         ---------     -----------     --------

 AC Financial Corp.       $65,150      August 2002      $2,599      Computer Equipment

 IBM Corporation          $80,560      January 2002     $3,453      Computer Equipment

 Newcourt Financial       $78,050      January 2002     $3,022      Computer Equipment






                                   Guaranties



  Primary Obligor      Amount and Description of        Beneficiary of Guaranty
  ---------------      Obligation Guaranteed            -----------------------
                       -------------------------


                                      NONE

                                             Schedule 7.4 to Credit and Security
                                             Agreement

                    Existing Loans to Officers and Employees
                    ----------------------------------------



                                  See Attached

                                   Schedule 7.4 to Credit and Security Agreement



                     Existing Loans to Offiers and Empoyees
                     --------------------------------------



               Mark Angus          $ 56,203.35
               Dave Ferrill        $  2,919.26
               Anthony Morton      $  6,788.33
               Greg Sartor         $ 45,912.56
               Kim West            $ 42,312.23

               Total               $154,135.73